UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 10, 2020

WESTERN MIDSTREAM PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35753	46-0967367
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

 1201 Lake Robbins Drive
The Woodlands, Texas 77380
(Address of principal executive office) (Zip Code)

(832) 636-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
Common units	WES	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adjustment of Officer Base Salaries
On February 10, 2020, the Board of Directors (the “Board”) of Western Midstream Holdings, LLC (the “General Partner”), the general partner of Western Midstream Partners, LP (“WES”) approved adjustments to the annual base salaries of the General Partner’s named executive officers (“WES Officers”). Effective as of February 23, 2020, the WES Officers’ base salaries will be as follows: Michael Ure: $650,000; Michael Pearl: $455,000; Craig Collins: $455,000; Charles Griffie: $405,000; and Robert Bourne: $405,000.
Adoption of Incentive Compensation Program
On February 10, 2020, the Board also approved the adoption of an Incentive Compensation Program (the “Incentive Program”), pursuant to which eligible employees (including the WES Officers) may earn an annual cash incentive award based on WES’s and the applicable employee’s achievement of various performance metrics. Under the Incentive Program, the WES Officers, will have a target performance bonus award opportunity based on a specified percentage of his or her annual base salary. For 2020 the target annual bonus level for the WES Officers was set at the following percentages of their annual base salary: Michael Ure: 100%; Michael Pearl: 86%; Craig Collins: 86%; Charles Griffie: 85%; and Robert Bourne: 81%.
The foregoing description of the Incentive Program is qualified in its entirety by reference to the Incentive Program document, which is included as an exhibit hereto.
Phantom Unit Awards
On February 10, 2020, the Board also approved awards of phantom units (the “Awards”) to the WES Officers under the Western Gas Equity Partners, LP 2012 Long-Term Incentive Plan (the “Plan”). The Awards include (i) an award of time vested phantom units that vest annually over a three-year period (the “Time-Based Awards”), (ii) a performance award that is eligible to vest after a three-year performance period based on WES’s relative total unitholder return as compared to a group of peer companies (“TUR Awards”), and (iii) a performance award that is eligible to vest based on WES’s average return on assets over a three-year performance period (“ROA Awards”). The TUR Awards and the ROA Awards will vest only to the extent earned under the terms of respective Award Agreements over the applicable performance period. Upon vesting, the Awards generally will be settled in WES’s common units. The Awards will pay distribution equivalent rights prior to vesting in the form of WES Common Units. The foregoing description of the Awards is qualified in its entirety by reference to the forms of award agreement for the Time-Based Awards, TUR Awards, and ROA Awards, respectively, which are included as exhibits hereto. The following table sets forth the number of WES’s common units that are subject to the Time-Based Awards, TUR Awards, and ROA Awards granted to each of the WES Officers:

Name	Number of Units
	Time-Based Awards	TUR Awards	ROA Awards
Michael Ure	156,055	46,817	46,817
Michael Pearl	65,544	20,288	20,288
Craig Collins	65,544	20,288	20,288
Charles Griffie	40,575	12,485	12,485
Robert Bourne	37,454	10,924	10,924

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description of the Exhibit
10.1	Western Midstream Partners, LP US Incentive Compensation Program.
10.2	Form of Phantom Unit Award Agreement (Time-Based Awards).
10.3	Form of Phantom Unit Award Agreement (TUR Awards).
10.4	Form of Phantom Unit Award Agreement (ROA Awards).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN MIDSTREAM PARTNERS, LP

		By:	Western Midstream Holdings, LLC, its general partner

Dated:	February 14, 2020	By:	/s/ Michael C. Pearl
Michael C. Pearl Senior Vice President and Chief Financial Officer

4